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                                                                    Exhibit 10.9

                      "CONFIDENTIAL TREATMENT REQUESTED BY        EXECUTION COPY
                               ACTIVBIOTICS, INC."

                                LICENSE AGREEMENT

                                     BETWEEN

                                   PFIZER INC

                                       AND

                         METAPHORE PHARMACEUTICALS, INC.

                                DECEMBER 19, 2003

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS                                                         1
   1.1    "Affiliates"                                                         1
   1.2    "Confidential Information"                                           2
   1.3    "Control" or "Controlled"                                            2
   1.4    "Know-How"                                                           2
   1.5    "Licensed Intellectual Property"                                     2
   1.6    "Licensed Product"                                                   2
   1.7    "Net Sales"                                                          3
   1.8    "Oral Product"                                                       3
   1.9    "Patent(s)"                                                          4
   1.10   "Patent Rights"                                                      4
   1.11   "Person"                                                             4
   1.12   "Sublicensee"                                                        4
   1.13   "Term"                                                               4
   1.14   "Territory"                                                          4
   1.15   "Third Party"                                                        4
   1.16   "Valid Claim"                                                        4

ARTICLE 2: LICENSE GRANT; RETAINED RIGHTS; PFIZER OPTION                       5
   2.1    License to Metaphore                                                 5
   2.2    Pfizer Retained Rights                                               5
   2.3    Pfizer Option                                                        5
   2.4    Access to Know-How                                                   7
   2.5    Pfizer Direct Sublicensee Licenses                                   7

ARTICLE 3: ROYALTIES; PAYMENT TERMS                                            8
   3.1    Royalties                                                            8
   3.2    Timing of Payments                                                   9
   3.3    Length of Royalty Obligations; Reduction in Royalties                9
   3.4    Payment Reports                                                      9
   3.5    Record Keeping; Audits                                              10
   3.6    Currency and Method of Payments                                     10
   3.7    Interest; Late Payments                                             11
   3.8    Exchange Control                                                    11
   3.9    Withholding Taxes                                                   11

ARTICLE 4: INTELLECTUAL PROPERTY RIGHTS                                       12
   4.1    Prosecution, Maintenance and Protection of Intellectual Property
             Rights                                                           12
   4.2    Third Party Infringement                                            13
   4.3    Third Party Claims                                                  14
   4.4    Certain Deductions                                                  16

ARTICLE 5: TERM; DEFAULT; AND TERMINATION                                     16

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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   5.1    Term                                                                16
   5.2    Default                                                             16
   5.3    Termination by Metaphore                                            17
   5.4    Effect of Expiration and Termination                                17
   5.5    Survival                                                            18
   5.6    No Damages on Termination                                           18

ARTICLE 6: REPRESENTATIONS AND WARRANTIES                                     18
   6.1    Party Representations, Warranties and Certain Covenants             18
   6.2    Pfizer Representations, Warranties and Certain Covenants            19
   6.3    DISCLAIMER                                                          20
   6.4    LIMITATION ON DAMAGES                                               20

ARTICLE 7: INDEMNIFICATION                                                    20
   7.1    Indemnification by Metaphore                                        20
   7.2    Indemnification by Pfizer                                           20
   7.3    Procedures                                                          21

ARTICLE 8: CONFIDENTIALITY                                                    21
   8.1    Confidential Information                                            21
   8.2    Exceptions                                                          22
   8.3    Certain Obligations                                                 23
   8.4    Press Releases, Disclosures and Public Announcements                24
   8.5    Return; and Permitted Uses                                          24
   8.6    Termination                                                         24

ARTICLE 9: MISCELLANEOUS                                                      25
   9.1    Assignment and Delegation                                           25
   9.2    Termination of Collaborative Research Agreement                     25
   9.3    Entire Agreement; Compliance                                        25
   9.4    Amendments                                                          25
   9.5    Governing Law                                                       25
   9.6    Force Majeure                                                       25
   9.7    Severability                                                        26
   9.8    Notice                                                              26
   9.9    Independent Contractor                                              27
   9.10   Waiver                                                              27
   9.11   Interpretation                                                      27
   9.12   No Third Party Beneficiaries                                        28
   9.13   License Survival During Bankruptcy                                  28
   9.14   Counterparts                                                        28

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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                                LICENSE AGREEMENT

     This LICENSE AGREEMENT ("Agreement") is made and entered into as of the 19th day of December, 2003 (the "Effective Date") by and between METAPHORE PHARMACEUTICALS, INC., a Delaware corporation with offices at One Bridge Plaza, Suite 500, Fort Lee, New Jersey 07024 (Metaphore Pharmaceuticals, Inc., together with its Affiliates, "Metaphore") and PFIZER INC, a Delaware corporation, with offices at 235 East 42nd Street, New York, New York 10017 (Pfizer Inc, together with its Affiliates, "Pfizer"). Metaphore and Pfizer are each referred to herein individually, as a "Party" and collectively, as the "Parties."

                                   WITNESSETH:

     WHEREAS Metaphore and Pfizer (as the successor to Pharmacia Corporation which was the successor to the Monsanto Company) are parties to that certain Collaborative Research and Development License Agreement dated December 23, 1998 as amended by the First Amendment to the Collaborative Research and Development License Agreement dated July 8, 1999 and the Addendum to the Collaborative Research and Development License Agreement dated January 12, 2000, collectively the "Collaborative Research Agreement"; and

     WHEREAS Metaphore and Pfizer desire to terminate the Collaborative Research Agreement in its entirety and to enter into this Agreement under which Pfizer will grant an exclusive license to Metaphore, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                             ARTICLE 1: DEFINITIONS

     1.1 "Affiliates" means any Person that directly or indirectly controls, is controlled by, or is under common control with a Party. For purposes of this
Section 1.1, "control" shall mean (a) in the case of corporate Persons, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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corporate Persons, direct or indirect ownership of more than fifty percent (50%)
of the equity interest with the power to direct the management and policies of such non-corporate Persons.

     1.2 "Confidential Information" shall have the meaning set forth in Article
8.

     1.3 "Control" or "Controlled" in the context of intellectual property rights, means rights to intellectual property sufficient to grant the applicable license or sublicense under this Agreement, provided that where a license or sublicense under this Agreement shall be exclusive, if Pfizer does not have the right under a Third Party agreement entered into prior to the Effective Date (which Pfizer shall have disclosed on Exhibit A if any such agreements exist) to grant an exclusive license or sublicense, such license or sublicense shall be non-exclusive.

     1.4 "Know-How" means all techniques, data, trade secrets, materials and other know-how and information and including all inventions (whether or not patentable or reduced to practice), disclosures, improvements, developments, discoveries, practices, methods, processes, concepts, copyrights, biological materials, documents, computer data, computer code, clinical and regulatory strategies or data, test data, analytical and quality control data, formulation, manufacturing, patent data or descriptions and files, drawings, specifications, designs, plans, proposals and technical data and manuals, laboratory notes, software, tests, protocols, business plans, marketing research and materials, and all other intellectual property and other rights owned or Controlled by Pfizer that were obtained or developed under the Collaborative Research Agreement or that were obtained by Metaphore, or provided to Metaphore by or on behalf of Pfizer, Pharmacia Corporation and/or the Monsanto Company (and including all intellectual property and other rights provided to, or obtained or developed by or on behalf of, Metaphore under the Collaborative Research Agreement that are owned or Controlled by Pfizer).

     1.5 "Licensed Intellectual Property" means all of the Patent Rights and Know-How covered by the license granted to Metaphore and its Affiliates pursuant to Section 2.1 in the Territory.

     1.6 "Licensed Product" means any composition or medical device the manufacture, use, sale, import or offer for sale of which would, in the absence of a license, infringe a Valid Claim of any Patent Right, and/or infringe or otherwise violate any other Licensed Intellectual Property.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     1.7 "Net Sales" means the gross invoiced sales in the Territory of Licensed
Products (in the final form intended for use by the end user) by Metaphore and/or its Affiliates and/or any Sublicensees to Third Parties less any of the following, determined under GAAP for sales of Licensed Products in the Territory, to the extent taken or allowed:

          (a) credits, allowances and rebates to, and chargebacks from the account of, customers for rejected, damaged, out-dated, withdrawn, recalled or returned Licensed Product or on account of any retroactive price reductions;

          (b) trade, cash and quantity discounts, rebates (including Medicaid rebates or other similar government rebate, discount or chargeback programs) and other price reduction programs;

          (c) sales, value-added, inventory and other direct taxes;

          (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of the Licensed Product;

          (e) transport, freight, insurance, handling and distribution transportation charges and insurance through the whole distribution pipeline; and

          (f) receivables which are reserved as uncollectable.

Sales between or among Metaphore and/or its Affiliates and/or any Sublicensees shall be excluded from the computation of Net Sales, but Net Sales shall otherwise include the first sales to Third Parties by Metaphore or any such Affiliates or any such Sublicensees, as applicable. The supply of Licensed Products as free commercial samples or for clinical use shall not be included within the computation of Net Sales.

     1.8 "Oral Product" means any oral product which is a composition, the active ingredient of which [***] [***] [***].

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     1.9 "Patent(s)" means patents and patent applications and all additions, divisions, continuations, continuations-in-part, pipeline protection, substitutions, reissues, reexaminations, extensions, registrations, patent term extensions, SUPPLEMENTARY PROTECTION CERTIFICATES, COUNTERPARTS and renewals of any of the foregoing.

     1.10 "Patent Rights" means those patents and patent applications set forth in Exhibit A attached hereto, and any additions, divisions, continuations, continuations-in-part, pipeline protection, substitutions, reissues, reexaminations, extensions, registrations, patent term extensions, supplementary protection certificates, renewals and counterparts of any of the patents or patent applications set forth in Exhibit A or of any of the foregoing.

     1.11 "Person" means any person or entity, including any individual, trustee, corporation, partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture or governmental agency or authority.

     1.12 "Sublicensee" means any Third Party that has been granted a sublicense by Metaphore or any of its Affiliates under the Licensed Intellectual Property. For the avoidance of doubt, upon the expiration or termination of any such sublicense to a Third Party, such Third Party shall automatically and immediately be excluded from this definition and shall no longer be a "Sublicensee" hereunder.

     1.13 "Term" shall have the meaning set forth in Section 5.1.

     1.14 "Territory" means all the countries of the world.

     1.15 "Third Party" means a Person that is not Metaphore or Pfizer.

     1.16 "Valid Claim" means (i) any claim of an issued and unexpired Patent included within the Patent Rights which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; and (ii) a claim of a pending Patent

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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application included within the Patent Rights which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

            ARTICLE 2: LICENSE GRANT; RETAINED RIGHTS; PFIZER OPTION

     2.1 License to Metaphore. Pfizer hereby grants to Metaphore, and Metaphore hereby accepts, an exclusive right and license (including the right to grant sublicenses which may in turn include the right to grant further sublicenses) under the Know-How and Patent Rights to utilize the Know-How and Patent Rights and to make, have made, use, sell, offer for sale and import Licensed Products in the Territory. The term "exclusive" as used herein shall operate to exclude Pfizer, except as set forth in Section 2.2.

     2.2 Pfizer Retained Rights. Pfizer shall retain the non-exclusive, non-transferable right under the Licensed Intellectual Property in the Territory solely to conduct research activities. Except as provided in the foregoing sentence, during the Term of this Agreement, neither Pfizer nor its Affiliates shall research, develop, manufacture or commercialize any Licensed Products in the Territory, and shall not license, assist or enable any Third Party to do any of the foregoing, except for the research activities expressly permitted above in this Section 2.2 or pursuant to an agreement entered into by the Parties pursuant to Section 2.3. For the avoidance of doubt, Pfizer acknowledges and agrees that in the event that Pfizer wishes to make, have made, use, sell, offer for sale or import any products or to otherwise operate under, or to utilize any of the Licensed Intellectual Property other than for research purposes as permitted in this Section 2.2, Pfizer would have to obtain a written license from Metaphore, if and as may be agreed to by Metaphore.

     2.3 Pfizer Option.

          2.3.1 For a period beginning on the Effective Date and ending three
(3) years thereafter (the "Option Period"), Pfizer shall have an option to negotiate an agreement with Metaphore for the right to develop and commercialize certain Oral Product(s) that Metaphore offers to Pfizer in a Notice (as defined below) during the Option Period, as provided below in this Section. During the Option Period, if Metaphore decides to seek a partner, or discuss with any Third Parties an agreement, for the development and commercialization of any Oral Product(s), Metaphore shall notify Pfizer of such Oral Product(s) (a "Notice"). Metaphore shall send any such Notice to the

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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attention of the Vice President, Strategic Alliances, Pfizer Global Research and
Development (or such other Person as Pfizer may designate to Metaphore in writing). Together with any such Notice, Metaphore shall provide Pfizer with data relating to such Oral Product(s) identified in such Notice that Metaphore may have in its possession or control with the right to disclose to Pfizer as Metaphore determines is relevant and necessary to allow Pfizer to review such Oral Product(s) at the applicable stage of development. Such data would be provided to Pfizer solely for the limited purpose of determining whether it wishes to enter into a development and commercialization agreement with Metaphore with respect to such Oral Product(s) and not for any other purpose, and would be considered Metaphore Confidential Information. If Pfizer is interested in developing and commercializing such Oral Product(s), it shall so notify Metaphore in writing within forty-five (45) days of Pfizer's receipt of such Notice from Metaphore. If Pfizer notifies Metaphore within forty-five (45) days of its receipt of such Notice that it is interested in negotiating an agreement with Metaphore for the right to develop and commercialize the Oral Product(s) set forth in the Notice, then the Parties shall discuss and negotiate in good faith a term sheet setting out the terms and conditions of a development and commercialization agreement for such Oral Product(s) in the Territory within sixty (60) days of Pfizer's notification to Metaphore of its interest in negotiating an agreement. If the Parties mutually agree upon a term sheet within such sixty (60) day time period, then the Parties shall discuss and negotiate in good faith the terms and conditions of a definitive agreement mutually agreed upon by the Parties, and based on the mutually agreed term sheet. In the event that (a) Pfizer does not notify Metaphore within forty-five (45) days of Pfizer's receipt of such Notice from Metaphore that it is interested in negotiating an agreement with Metaphore for rights to such Oral Product(s) set forth in the Notice, or (b) the Parties do not agree in writing upon a term sheet within sixty (60) days of Pfizer's notification to Metaphore of its interest in negotiating an agreement, or (c) the Parties do not execute a definitive agreement within sixty (60) days of the Parties having agreed upon a term sheet during the applicable sixty (60) day period that the Parties had to negotiate such term sheet under this Section, then Metaphore shall have no further obligation to Pfizer with respect to such Oral Product(s) and, for the avoidance of doubt may develop and/or commercialize such Oral Product(s) itself or with any other Person.

          2.3.2 If, at the end of the Option Period, Metaphore has not provided a Notice (as defined in Section 2.3.1) to Pfizer during the Option Period, then Metaphore shall notify Pfizer that

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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Metaphore will give a presentation to Pfizer concerning certain Oral Product(s)
identified by Metaphore for the presentation. Such presentation would be similar to what Metaphore would give as a business development presentation to a Third Party to determine whether such Third Party is interested in discussing a potential business transaction with Metaphore, and Metaphore shall not have any obligation to disclose any confidential information unless Metaphore decides in its DISCRETION TO DO SO (AND THEN ANY SUCH CONFIDENTIAL INFORMATION DISCLOSED SHALL BE CONSIDERED TO BE Confidential Information of Metaphore). Pfizer shall notify Metaphore within thirty (30) days of its receipt of such notice from Metaphore whether it would like to see the presentation. If Pfizer notifies Metaphore that it is not interested in seeing the presentation or does not send notice to Metaphore within such thirty (30) day period, Metaphore shall not have any obligation to give any such presentation to Pfizer.

     2.4 Access to Know-How. Pfizer shall use its reasonable commercial efforts to cooperate with Metaphore and to locate and provide copies of, and to otherwise convey, any Know-How to Metaphore that is in Pfizer's possession or control that Metaphore may request for use in connection with any regulatory activities, filings or submissions and/or in connection with any matters relating to the filing, prosecution or enforcement of any of the Licensed Intellectual Property, but only if and as may be reasonably requested by Metaphore from time to time.

     2.5 Pfizer Direct Sublicensee Licenses. Pfizer hereby agrees to enter into direct license agreements with any sublicensees that have been granted a sublicense under the Licensed Intellectual Property with respect to any Oral Products, as may be requested by Metaphore either at the time of entering into any agreement with any such sublicensee or thereafter. Any such direct license agreement by Pfizer to a sublicensee shall (i) grant a license under the Know-How and Patent Rights from Pfizer to such sublicensee with respect to such Oral Product(s); (ii) be a present grant that would be effective with respect to each such Oral Product upon the occurrence of a partial termination by Pfizer pursuant to Section 5.2.1, if any, of the license granted to Metaphore pursuant to Section 2.1 due to a material breach by Metaphore of any of its obligations under Section 2.3 with respect to such Oral Product; and (iii) be consistent with the terms and conditions of this Agreement and the sublicense granted to such sublicensee. For the avoidance of doubt, in the event that Pfizer enters into a direct license agreement as set forth herein with a sublicensee and there is a partial

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED
WITH THE SECURITIES PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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termination by Pfizer pursuant to Section 5.2.1 of the license granted to
Metaphore pursuant to Section 2.1 due to a material breach by Metaphore of any of its obligations under Section 2.3 with respect to such Oral Product, Metaphore shall not owe or otherwise be liable for the payment of any royalty payments to Pfizer arising from the sales of such Oral Product, and such sublicensee shall no longer be deemed to be a sublicensee hereunder with respect to such Oral Product.

                       ARTICLE 3: ROYALTIES; PAYMENT TERMS

     3.1 Royalties. Subject to and in accordance with the terms and conditions of this Agreement, during the Term of this Agreement, in consideration for the rights granted to Metaphore and its Affiliates by Pfizer hereunder, in each country of the Territory in which Pfizer owns or Controls any Licensed Intellectual Property that would, but for the license granted by Pfizer to Metaphore pursuant to Section 2.1, be infringed by the manufacture, use, sale, import or offer for sale of a Licensed Product, Metaphore shall pay to Pfizer, on a Licensed Product-by-Licensed Product basis, in accordance with the timing set forth in Section 3.2 and subject to the terms and conditions set forth in
Section 3.3, the following applicable royalty based on the Net Sales by Metaphore and its Sublicensee(s) of such Licensed Product:

          (a) [***] percent [***] of the Net Sales of such Licensed Product generated during the applicable calendar quarter, for Net Sales up to [***] and [***] U.S. Dollars (U.S. [***]) for such Licensed Product; or

          (b) [***] percent ([***]%) of the Net Sales of such Licensed Product generated during the applicable calendar quarter, for Net Sales from [***] U.S. Dollars (U.S. [***]) up through [***] U.S. Dollars (U.S.[***]) for such Licensed Product; or

          (c) [***] percent [***] of the Net Sales of such Licensed Product generated during the applicable calendar quarter, for Net Sales in excess of [***] U.S. Dollars (U.S. [***]) for such Licensed Product.

Metaphore may also direct its Affiliates and/or Sublicensees to pay Pfizer directly. For the

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED
WITH THE SECURITIES PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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avoidance of doubt, (i) in no event shall a royalty payment be payable under more than one subsection of this Section 3.1 (i.e., Section 3.1(a), Section 3.1(b) or Section 3.1(C)) at any time during the Term of this Agreement; and
(ii) the Net Sales thresholds used to determine the applicable royalty percentage pursuant to Section 3.1(a), Section 3.1(b) and Section 3.1(c) shall be determined on a Licensed Product-by-Licensed Product basis.

     3.2 Timing of Payments. Subject to Section 3.8, all payments due pursuant to Section 3.1 shall be paid to Pfizer on a quarterly basis within sixty (60) days following the end of each calendar quarter during the Term of this Agreement in which such Net Sales are generated by Metaphore or its Affiliates, or with respect to Net Sales generated by Sublicensees, within sixty (60) days following the end of the calendar quarter in which Metaphore receives the applicable payment due to Pfizer under Section 3.1 from such Sublicensees.

     3.3 Length of Royalty Obligations; Reduction in Royalties.

     Subject to the terms and conditions of this Agreement, during the Term of this Agreement, Metaphore's obligation to pay royalties on Net Sales of a Licensed Product pursuant to Section 3.1 shall commence on a country-by-country basis on the date of first commercial sale of a Licensed Product in such country and shall continue on a country-by-country basis until: (a) expiration in such country of the last to expire Valid Claim that claims such Licensed Product; or
(b) if there is no Valid Claim in such country that claims such Licensed Product on the date of first commercial sale of a Licensed Product in such country, but there is a Valid Claim in the United States that claims such Licensed Product at the date of first commercial sale in such country, then Metaphore's obligation to pay royalties on Net Sales of the Licensed Product in such country shall continue for [***] years after the date of first commercial sale of such Licensed Product in such country, but the royalty percentage payable pursuant to
Section 3.1 on the Net Sales of the Licensed Product in such country shall be reduced by [***] percent [***].

     3.4 Payment Reports. Metaphore and/or its Affiliates and/or Sublicensees shall deliver to Pfizer, within the same time period it is obligated to make the royalty payment pursuant to Section 3.2, a report that sets out the Net Sales generated that are subject to the royalty payment payable to Pfizer under
Section 3.2 for the applicable calendar quarter, and the calculation of Net Sales based on

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED
WITH THE SECURITIES PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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gross invoiced sales of Licensed Products. This obligation shall commence with the first calendar quarter in which Net Sales are generated by Metaphore or its Affiliates or a royalty payment is received by Metaphore from a Sublicensee. With respect to the sales of Licensed Products invoiced or monies received in U.S. Dollars, the Net Sales and amounts payable shall be expressed in U.S. Dollars. With respect to sales in the Territory of Licensed Products invoiced or monies received in a currency other than U.S. Dollars, the Net Sales payable hereunder shall be expressed in their U.S. Dollar equivalent, calculated as set forth in Section 3.6.

     3.5 Record Keeping; Audits. Metaphore shall keep, and shall require its Affiliates and Sublicensees to keep, complete and accurate records of the latest three (3) years of sales with respect to which Metaphore has an obligation to make, and/or have made, a royalty payment to Pfizer hereunder. For the sole purpose of verifying the amount of any payments due to Pfizer hereunder, Pfizer shall have the right annually at Pfizer's expense to retain an independent, certified public accountant, selected by Pfizer and reasonably acceptable to Metaphore to review such records in the location(s) where such records are maintained by Metaphore or its Sublicensees upon reasonable notice and during regular business hours and under obligations of strict confidence. Results of such review shall be made available to both Pfizer and Metaphore; provided that any information provided by the independent certified public accounting firm to Pfizer shall be solely limited to any discrepancies and the numerical summary of any payments due, and Pfizer shall be prohibited from disclosing any such information to Third Parties. If the review reveals an underpayment of any royalty payments due and payable to Pfizer hereunder, such underpayment shall be promptly remitted to Pfizer, together with interest calculated pursuant to
Section 3.7. If the underpayment is equal to or greater than ten percent (10%) of the amount that was otherwise due pursuant to Section 3.1, Pfizer shall be entitled to have Metaphore pay all of the reasonable out-of-pocket costs incurred by Pfizer in connection with such review.

     3.6 Currency and Method of Payments. All payments under this Agreement shall be made in United States Dollars by wire transfer to such bank account as Pfizer may designate from time to time. Except where a payment or an amount is in dispute, and subject to Section 3.8, payments shall be made on or before the date on which such payment is due pursuant to Section 3.2, and if such day is not a business day, then on the following business day. Any payments due

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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hereunder with respect to sales outside of the United States shall be payable, subject to Section 3.8, in their U.S. Dollar equivalents, calculated using the closing conversion rate for the last business day of the calendar quarter for which a payment is payable where such daily closing rates are published by The Wall Street Journal (or such other reliable source mutually agreed to by the Parties).

     3.7 Interest; Late Payments. Metaphore shall pay interest to Pfizer on the aggregate amount of any payments (the payment or amount of which is not in dispute) that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of (x) the average prime rate of interest during the period of delay plus one percent (1%), as published in The Wall Street Journal (or such other reliable source mutually agreed to by both Parties) for the next business day after such calculation is made, and (y) the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.

     3.8 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all of any payments payable to Pfizer hereunder with respect to any country in the Territory where any Licensed Product is sold, payment shall be made through such lawful means or methods as Metaphore shall reasonably determine, and such payment shall not be considered late or bear any interest.

     3.9 Withholding Taxes. Metaphore shall be entitled to deduct from its payments to Pfizer the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts payable by Metaphore or any of its Affiliates or Sublicensees, or any taxes in each case required by applicable law to be withheld by Metaphore or any of its Affiliates or Sublicensees to the extent Metaphore or any of its Affiliates or Sublicensees pays to the appropriate governmental authority on behalf of Pfizer such taxes, levies or charges. Metaphore, or if requested by Metaphore, its Affiliate or Sublicensee, shall deliver to Pfizer, upon Pfizer's request, proof of payment of all such taxes, levies and other charges and the appropriate documentation which is necessary to obtain a tax credit, to the extent such tax credit can be obtained. If and as may be reasonably requested by Metaphore, Pfizer shall provide assistance to Metaphore and its Sublicensees in seeking any benefits available to Metaphore or its Sublicensees with respect to government tax withholdings by any relevant law or double tax treaty. If Pfizer timely furnishes to Metaphore a document from the appropriate governmental authority certifying that the applicable payments may be made without

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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withholding or at a reduced rate of withholding according to any relevant law or double tax treaty, then Metaphore shall withhold such taxes, levies or charges at the rate specified in the document.

                     ARTICLE 4: INTELLECTUAL PROPERTY RIGHTS

     4.1 Prosecution, Maintenance and Protection of Intellectual Property
Rights.

          4.1.1 As between Metaphore and Pfizer, Metaphore, and/or its designee, shall, at Metaphore's cost, have the sole and exclusive right in the Territory to prosecute and maintain and, subject to Section 4.2, enforce and protect all Licensed Intellectual Property, and to file Patents covering any Know-How.

          4.1.2 If Metaphore, prior or subsequent to filing any Patent applications included in the Licensed Intellectual Property elects not to file or prosecute such Patent applications or maintain any ensuing Patents included in the Licensed Intellectual Property, Metaphore shall notify Pfizer within a reasonable period of time prior to allowing such Patents to lapse or become abandoned or unenforceable, and Pfizer may, at its sole expense, prepare, file, prosecute, and maintain such Patents provided that Pfizer so notifies Metaphore in writing within thirty (30) days of Pfizer's receipt of such notice.

          4.1.3 Pfizer shall, at Metaphore's cost, cooperate and assist Metaphore, and/or its designee, in connection with the preparation, filing, prosecution, maintenance, enforcement and protection of any Licensed Intellectual Property, and any Third Party infringement or other Third Party claim or action that may be asserted (including with respect to the activities covered by Sections 4.2 and 4.3), as may be reasonably requested by Metaphore from time to time, including by providing Metaphore with access to applicable data and information and by executing powers of attorney in favor of Metaphore and Metaphore's patent counsel and/or designee(s), and by working with and assisting Metaphore in connection therewith, by taking joint action or sending joint letters, and by permitting Metaphore to use Pfizer's name as the owner of the Licensed Intellectual Property in connection with such matters, including in connection with letters to Third Party's that may be infringing, misappropriating or otherwise using any of the Licensed Intellectual Property without authorization.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     4.2 Third Party Infringement.

          4.2.1 Promptly after either Party becomes aware of any actual or suspected infringement, or any actual or suspected misappropriation or other unauthorized use, of any Licensed Intellectual Property, such Party shall provide written notice to the other Party.

          4.2.2 Metaphore shall have the first right, but not the obligation to decide whether to institute any suit or to take any other action that it believes may be reasonably required to protect the Licensed Intellectual Property and Licensed Products in the Territory. If Metaphore does not institute a suit or take any other action within ninety (90) days after becoming aware or receiving notice of such infringement or misappropriation or other unauthorized use pursuant to Section 4.2.1, then, subject to the conditions set forth in this Section, Pfizer shall have the right, but not the obligation, at its sole discretion, to institute a suit or take any other action as may be reasonable and appropriate to protect the Licensed Intellectual Property and Licensed Products.

          4.2.3 In the event that either Metaphore or Pfizer takes action pursuant to Section 4.2.2 and without limiting Section 4.1.4, (a) the other Party shall assist and cooperate with the acting Party to the extent reasonably possible, as may be reasonably requested by the acting Party from time to time, including by joining as a party to any suit if necessary or desirable and requested by the acting Party and by taking joint action or sending joint letters and jointly participating in any settlement and other similar conferences; (b) the acting Party shall keep the other Party updated with regard to any such suit or action; and (c) neither Party shall settle or enter into any voluntary consent judgment or otherwise compromise any claim or proceeding without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

          4.2.4 Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any suit, action or proceeding described in this Section, including the fees and expenses of such Party's counsel.

          4.2.5 All amounts recovered from a Third Party pursuant to this
Section 4.2 shall be used first to reimburse the reasonable costs and expenses (including reasonable attorney's fees and costs) incurred by each Party in initiating or taking action (including any settlement negotiation or proceeding) as provided in this Section 4.2. Where the amounts recovered do not fully reimburse the

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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costs and expenses incurred by the Parties in initiating and taking action as provided in this Section 4.2. such amounts shall be paid to the Parties on a PRO RATA basis based upon the costs and expenses incurred by the Parties. Where the amounts recovered exceed the costs and expenses incurred by the Parties in initiating and taking action as provided in this Section 4.2, after the Parties are reimbursed for their respective costs and expenses incurred in initiating and taking action as provided in this Section 4.2. the remaining amounts from such recovery shall be allocated as follows:

               (a) if Metaphore initiated and prosecuted the action pursuant to
Section 4.2.2, Metaphore shall receive ninety-five percent (95%) and Pfizer shall receive five percent (5%) of the balance of such remaining amount; and

               (b) if Pfizer initiated and prosecuted the action pursuant to
Section 4.2.1, Pfizer shall receive ten percent (10%) and Metaphore shall receive ninety percent (90%) of the balance of such remaining amount.

     4.3 Third Party Claims.

          4.3.1 During the Term, Pfizer shall promptly notify Metaphore in writing if it becomes aware of:

               (a) any claim or action made or threatened against Pfizer and/or Metaphore and/or any Sublicensees asserting the invalidity, misuse, unregistrability, non-infringement or unenforceability of any of the Licensed Intellectual Property or challenging its or their right to use, or ownership of, or other right, title or interest in or to, any of the Licensed Intellectual Property or any other adverse claim of ownership thereof; or

               (b) any pending or threatened claim or action which alleges Pfizer's or any of its and/or Metaphore's and/or any Sublicensees' activities, or the conduct of its or their businesses, relating to the Licensed Intellectual Property have infringed, misappropriated or otherwise violated the intellectual property rights of any other Person, including in connection with the promotion, marketing, distribution, manufacture, use, sale, import or offer for sale of any Licensed Product.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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The Parties shall consult as to the appropriate action to defend against any such claim or action; provided that, as between the Parties, Metaphore shall have the sole right, but not the obligation, if and as determined by Metaphore in its sole discretion, to take any action and to control and defend against any Third Party infringement claims or actions and with respect to any claims or actions relating to the validity or enforceability of any of the Licensed Patents or the misappropriation or other unauthorized use of any Licensed Intellectual Property. Pfizer shall give Metaphore full authority (including the right to exclusive control of the defense of any such claim or action and the exclusive right after consultation with Pfizer, to compromise, litigate, settle or otherwise dispose of any such claim or action), information and assistance necessary to defend or settle any such claim or action; provided, however, that Metaphore shall be required to obtain Pfizer's prior consent to such part of any settlement which requires payment or other action by Pfizer. Pfizer shall cooperate with Metaphore, at Metaphore's expense, as may be reasonably requested by Metaphore from time to time, in the defense of any such claim or action alleging the infringement of the intellectual property rights of a Third Party by reason of the use of the License Patents in the manufacture, use or sale of the Licensed Product, including by being joined as a defendant if necessary or desirable, and by executing all documents and taking all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such claim or action.

          4.3.2 Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any such claim or action described in this Section, including the fees and expenses of such Party's counsel.

          4.3.3 In the event that Pfizer takes action pursuant to Section 4.3.1
(a) Metaphore shall assist and cooperate with Pfizer to the extent reasonably possible, as may be reasonably requested by Pfizer from time to time, at Pfizer's cost; (b) Pfizer shall keep Metaphore updated with regard to any such suit or action; and (c) Pfizer shall not settle or enter into any voluntary consent judgment or otherwise compromise any claim or proceeding without the prior written consent of Metaphore (such consent not to be unreasonably withheld or delayed).

          4.3.4 Any amounts received from a Third Party pursuant to this Section 4.3, shall be allocated between the Parties in the same manner as set forth in
Section 4.2.5.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     4.4 Certain Deductions. If Metaphore determines that it is necessary or desirable to seek a license or immunity from suit from any Person in order for Metaphore (including any of its Affiliates) or any Sublicensees to exercise or use the rights and licenses granted to Metaphore by Pfizer pursuant to Section
2.1. or if Metaphore (including any Affiliate) or any Sublicensee is otherwise required to pay to any Person (other than to Pfizer under this Agreement) any fee, royalty or other payment in connection with the manufacture, use, sale, import or offer for sale of any Licensed Products in the Territory, then Metaphore shall have the right to deduct and set off any amounts payable to any such Persons, including any fee, royalty or other payment, against any amounts due or payable to Pfizer hereunder, but only up to fifty percent (50%) of each such amount due or payable to Pfizer hereunder. Such right of offset shall not in any way limit, and shall be in addition to and not in lieu of, any other rights, remedies or claims that Metaphore may have under this Agreement or otherwise.

                    ARTICLE 5: TERM; DEFAULT; AND TERMINATION

     5.1 Term. The term of this Agreement (the "Term") shall commence on the Effective Date and, unless sooner terminated by mutual agreement of the Parties or pursuant to Section 5.3, shall terminate upon the expiration of Metaphore's obligation to pay a royalty to Pfizer as set forth in Section 3.3.

     5.2 Default.

          5.2.1 Notwithstanding Section 5.2.2, if Metaphore commits a material breach of any of its obligations with respect to an Oral Product under Section 2.3, and fails to cure such breach of Section 2.3 within sixty (60) days after receiving written notice of such breach from Pfizer, then Pfizer may partially terminate the license granted to Metaphore pursuant to Section 2.1 solely with respect to such Oral Product upon giving written notice to Metaphore; provided that, during such sixty (60) day cure period, if requested by Metaphore, Pfizer shall in good faith make available to Metaphore a senior executive of Pfizer that would be an appropriate person to discuss in good faith with a senior executive of Metaphore the matter of the breach that is the subject of the notice and any controversy, claim or dispute relating thereto. With the exception of a partial termination as set forth above in this Section 5.2.1 neither party may terminate this Agreement for breach or for any other.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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reason, in whole or in part (except for Metaphore pursuant to Section 5.3).

          5.2.2 Except as expressly set forth in Section 5.2.1, if either Party commits a material breach of any material term or condition of this Agreement, the non-breaching Party may give the other Party written notice of the breach, and if the breach is not cured within thirty (30) days after receiving written notice of the breach, the non-breaching Party shall have the right to seek and obtain any legal or equitable remedies that it may have as a result of such breach by the other Party of this Agreement. The Parties shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction with respect to any controversy, claim or dispute arising out of or relating to this Agreement at any time.

          5.2.3 Notwithstanding anything contained in this Agreement, the Parties hereby acknowledge and agree that in no event shall the Parties have the right to terminate this Agreement or any rights granted hereunder, in whole or in part, except for a partial termination of the license as expressly set forth in Section 5.2.1 with respect to any Oral Product that is the subject of an uncured breach and for a termination by Metaphore pursuant Section 5.3.

     5.3 Termination by Metaphore. Metaphore may terminate this Agreement at any time, with or without cause, upon six (6) months advanced written notice to Pfizer.

     5.4 Effect of Expiration and Termination. Except for termination of this Agreement by Metaphore pursuant to Section 5.3 or a partial termination of the license pursuant to Section 5.2.1, upon any termination or expiration of this Agreement, Metaphore shall have an irrevocable, fully paid-up, fully transferable and sublicensable, exclusive, perpetual license under the rights granted to Metaphore pursuant to Section 2.1. Upon a termination of this Agreement by Metaphore pursuant to Section 5.3. Metaphore and its Sublicensees shall cease all activities covered by any Valid Claims included in the Licensed Intellectual Property and using any Know-How that constitutes Confidential Information of Pfizer (unless or until such Know-How is covered by any of the exceptions set forth in Section 8.2); provided that, subject to making royalty payments to Pfizer in accordance with Article 3, Metaphore and its Affiliates and its and their Sublicensees shall be permitted to continue to operate under the license granted pursuant to Section 2.1 under the Licensed Intellectual Property in order to make, have made, use, distribute, promote, market, sell, offer for sale, import and export any

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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Licensed Products in inventory or in production as of the date of such termination for a period of twelve (12) months after such termination.

     5.5 Survival. Termination or expiration of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement. Expiration or termination of this Agreement shall not affect any rights or obligations of the Parties under this Agreement which are intended by the Parties to survive such termination. Without limiting the generality of the foregoing, Articles 7 and 8 and Sections 2.5, 3.5, 5.4, 5.5, 5.6, 6.3 and 6.4 shall survive expiration or termination of this Agreement for any reason, and
Article 4 and Sections 2.1 and 2.2 shall survive expiration or termination of this Agreement for any reason except for termination of this Agreement by Metaphore pursuant to Section 5.3.

     5.6 No Damages on Termination. Pfizer shall not be entitled to any compensation whatsoever as a result of termination of this Agreement by Metaphore pursuant to Section 5.3, provided, however that, for the avoidance of doubt, Metaphore will be obligated to pay Pfizer for amounts accrued under
Article 3 prior to the date of any such termination.

                    ARTICLE 6: REPRESENTATIONS AND WARRANTIES

     6.1 Party Representations, Warranties and Certain Covenants. Each Party hereby represents, warrants and covenants to the other Party that:

          6.1.1 Such Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to engage in the business such Party is presently engaged in and has the full right, power and authority, and has obtained all approvals, permits, consents and licenses necessary, to enter into this Agreement and to perform all of its obligations hereunder, including, with respect to Pfizer, to grant the rights and licenses granted to Metaphore pursuant to Section 2.1 (all of which are exclusive and Metaphore shall not be subject to any limitations or restrictions in its exercise thereof).

          6.1.2 The execution, delivery and performance of this Agreement by such Party

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


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does not and will not (i) violate or breach its certificate of incorporation or by-laws, (ii) violate or conflict with any applicable laws or regulations, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any agreement to which such Party or any of its Affiliates is a party or by which any of its assets is bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any assets of such Party or any of its Affiliates.

          6.1.3 This Agreement is a legal and valid obligation binding upon such Party and is enforceable against it in accordance with its terms and conditions.

     6.2 Pfizer Representations, Warranties and Certain Covenants. Pfizer hereby represents, warrants and covenants to Metaphore that:

          6.2.1 Neither Pfizer nor its Affiliates have, prior to the Effective Date, entered into, and Pfizer shall not, and shall ensure that its Affiliates shall not, following the Effective Date, enter into, any agreement, and have not granted any now existing, or agreed to grant any future, license, right or privilege which agreement, license, right or privilege limits or conflicts in any way with Pfizer's obligations hereunder or otherwise with any of the terms or conditions of this Agreement.

          6.2.2 Pfizer Inc is the sole and exclusive owner of all right, title and interest in and to the Licensed Intellectual Property, free and clear of any liens or other encumbrances.

          6.2.3 Pfizer acquired from Pharmacia all of the intellectual property and other rights that were subject to or otherwise arose under the Collaborative Research Agreement that were owned or controlled by Pharmacia prior to such acquisition, and, after such acquisition, Pfizer has retained all right, title and interest therein and thereto and has not assigned or otherwise transferred or granted any right, title or interest, or any options, in or to any such intellectual property or other rights acquired from Pharmacia except to Metaphore pursuant to this Agreement.

          6.2.4 No claims of infringement, misappropriation or other conflict with any intellectual property rights or other rights owned or controlled by any Third Party have been made or threatened with respect to the Licensed Intellectual Property or Licensed Products.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     6.3 DISCLAIMER. EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES (OTHER THAN
THOSE SET FORTH IN SECTIONS 6.1 AND 6.2), EXPRESS OR IMPLIED, INCLUDING, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR FOR PATENTABILITY OR NON-INFRINGEMENT, AND ALL OTHER WARRANTIES.

     6.4 LIMITATION ON DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN CONTRACT, TORT OR OTHERWISE FOR ANY SPECIAL, CONSEQUENTIAL OR INDIRECT LOSSES. THIS LIMITATION SHALL NOT, HOWEVER, LIMIT OR APPLY TO: (I) THE INDEMNITY OBLIGATIONS SET FORTH IN ARTICLE 7 OF THIS AGREEMENT; (II) ANY LIABILITY OF A PARTY WITH RESPECT TO ITS BREACH OF ANY OF ITS OBLIGATIONS OF CONFIDENTIALITY SET FORTH IN ARTICLE 8 OF THIS AGREEMENT; OR (III) ANY LIABILITY OF METAPHORE WITH RESPECT TO ANY BREACH OF ITS OBLIGATIONS UNDER SECTION 2.3.

                           ARTICLE 7: INDEMNIFICATION

     7.1 Indemnification by Metaphore. Metaphore shall defend, indemnify and hold harmless Pfizer and its respective officers, directors, employees, consultants and agents from and against any and all liabilities, costs, damages, fees, losses and expenses, including reasonable attorneys' fees (collectively, "Losses"), arising from any Third Party claim or action arising out of, or in any way attributable to, (a) any breach by Metaphore of any of its representations, warranties or covenants under this Agreement, or (b) any personal injury arising from the development, manufacture, use, sale, import or offer for sale of any Licensed Product by Metaphore and/or its Affiliates, Sublicensees or collaborators (other than Pfizer or any of its Affiliates or (sub)licensees or any of its or their respective employees, consultants or agents); except if and to the extent that such Losses are caused by the negligence or willful misconduct of Pfizer.

     7.2 Indemnification by Pfizer. Pfizer shall defend, indemnify and hold harmless Metaphore and its respective officers, directors, employees, consultants and agents from and against any and all liabilities, costs, damages, fees, losses and expenses, including reasonable attorneys' fees (collectively, "Losses"), arising from any Third Party claim or action arising out of, or in any way

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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attributable to, (a) any breach by Pfizer of any of its representations, warranties or covenants under this Agreement, or (b) any personal injury arising from the development, manufacture, use, sale, import or offer for sale of any Licensed Product by Pfizer and/or its Affiliates, (sub)licensees or collaborators (other than Metaphore or any of its Affiliates or Sublicensees or any of its or their respective employees, consultants or agents), or (c) Pfizer's research activities conducted under the rights retained pursuant to
Section 2.2; except if and to the extent that such Losses are caused by the negligence or willful misconduct of Metaphore.

     7.3 Procedures. The indemnities set forth in this Article 7 are subject to the condition that the Party seeking indemnity shall forthwith notify the other Party on being notified or otherwise made aware of a suit, action or claim against a member of the indemnified Party indemnitees, as applicable, (provided that the failure to so notify an indemnifying Party shall not affect the obligations of the indemnifying Party hereunder unless the indemnifying Party is actually prejudiced by such failure), and that the indemnifying Party defend and control any proceedings with the other Party being permitted to participate at its own expense (unless there shall be a conflict of interest which would prevent representation by joint counsel, in which event the indemnifying Party shall pay for the other Party's counsel); provided that any settlement or voluntary consent judgment shall not be entered into without the consent of the indemnified Party, such consent not to be unreasonably withheld. The Parties shall cooperate in the defense of any Third Party claim. An indemnifying Party shall not be responsible for the indemnification of any member of the indemnified Party's indemnitees arising from any negligent or intentional acts by any such indemnitees.

                           ARTICLE 8: CONFIDENTIALITY

     8.1 Confidential Information. During the Term of this Agreement and for five (5) years thereafter without regard to the means of termination or expiration, except as expressly permitted herein and subject to Section 8.2. neither Pfizer nor Metaphore shall use, for any purpose other than the purpose of this Agreement, or reveal or disclose to any Third Party information or materials disclosed by the other Party, including information provided by a Party to the other Party prior to the Effective Date (and including all information provided under the Collaborative Research Agreement), and marked as confidential, or if disclosed or obtained orally or visually (or otherwise in a non-written form), which was described or summarized in a writing or other tangible form and


[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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identified as "confidential" and forwarded to the receiving Party within thirty
(30) days of such disclosure (collectively, "Confidential Information"), without first obtaining the prior written consent of the other Party. Notwithstanding the foregoing, all materials, information and data disclosed to Pfizer (including to its predecessors, Pharmacia Corporation or the Monsanto Company) by or on behalf of Metaphore (including any Indication Data Packages (as such term is defined under the Collaborative Research Agreement)) shall be considered Confidential Information of Metaphore and Pfizer shall not have any right to use any such materials, information or data without first obtaining the prior written consent of Metaphore. In addition, Pfizer shall not disclose any Know-How or any other information relating to any of the Licensed Intellectual Property or Licensed Products to any Third Party without first obtaining the prior written consent of Metaphore and shall not use any Know-How except as permitted pursuant to Section 2.2, and all such information shall be deemed to be Confidential Information of Metaphore during the Term.

     8.2 Exceptions. This confidentiality obligation shall not apply to information which (a) is or becomes a matter of public knowledge through no fault of the receiving Party; (b) is already in the possession of the receiving Party without obligation of confidentiality at the time of the disclosure by the disclosing Party; or (c) is disclosed non-confidentially to the receiving Party by a Third Party having the right to do so. The Parties shall take the same measures as it would take for its own confidential information to assure that no unauthorized use or disclosure is made by other Persons to whom access to such information is granted. In addition, and notwithstanding anything contained in this Article 8, a Party may disclose Confidential Information of the other Party and make other disclosures if required by applicable law, rule, regulation, government requirement and/or court order, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange; provided that, the disclosing Party promptly notifies the other Party of any such requirement and, to the extent it is reasonably able to do so, provides the other Party a reasonable opportunity to seek a protective order or other appropriate remedy and/or to waive compliance with the provisions of this Agreement. In addition, Metaphore may disclose Confidential Information of Pfizer in connection with filings with, and disclosures or submissions to, or any inspections or inquiries by, any regulatory or other governmental agency in the Territory in connection with securing regulatory, pricing or other approvals in the Territory.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     8.3 Certain Obligations. During the Term of this Agreement and for a period of five (5) years thereafter and subject to the exceptions set forth in Section 8.2, Metaphore and Pfizer agree:

          (a) to use Confidential Information of the other Party only for the purposes contemplated under this Agreement;

          (b) to treat the Confidential Information of the other Party as it would its own confidential information; and

          (c) to take all reasonable precautions to prevent the disclosure to the Confidential Information of the other Party to a Third Party without written consent of the other Party and to only disclose the Confidential Information of the other Party to those Affiliates, and to those employees, consultants and agents of its and its Affiliates, who have a need to know such Confidential Information for the purposes set forth herein and who are bound by and subject to written obligations of confidentiality substantially similar to, or more stringent than, those set forth herein; except that in the case of Metaphore, Metaphore may provide Confidential Information of Pfizer relating to a Licensed Product (including with respect to the development, marketing promotion, manufacturing, distribution, sale and/or commercialization thereof) to Metaphore's (sub)licensees, distributors, collaborators, investors and partners (and to any potential (sub)licensees, distributors, collaborators, investors and partners) and to Metaphore's legal and financial and other representatives and advisors in connection with the exercise of the license and other rights granted to Metaphore and its Affiliates under this Agreement, the conduct of its business and/or any actual or potential sale, merger or transfer of all or substantially all of its assets or any other acquisition of Metaphore or any of its assets, provided that such Persons are bound by and subject to written obligations of confidentiality substantially similar to, or more stringent than, those set forth herein.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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     8.4 Press Releases, Disclosures and Public Announcements. Neither Party
shall issue any press release or other publicity materials with respect to this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), provided that either Party shall have the right thereafter to issue any press release or other publicity materials that contains information or statements that are substantially similar to those contained in any press release or other publicity materials for which the other Party has already given its consent. This restriction shall not apply to disclosures required by any law, rule or regulation, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange; provided that, the disclosing Party promptly notifies the other Party of any such requirement and, to the extent it is reasonably able to do so, provides the other Party a reasonable opportunity to seek a protective order or other appropriate remedy and/or to waive compliance with the provisions of this Agreement.

     8.5 Return; and Permitted Uses. Upon termination or expiration of this Agreement and upon the request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party, or destroy, as requested by the disclosing Party, all copies of Confidential Information received from such Party (and document the destruction thereof); except that each Party shall be permitted to retain a copy (or copies, as necessary) of such Confidential Information for the purpose of compliance with this Agreement or as may be required by any law or regulation or as may be necessary for regulatory purposes. Notwithstanding the foregoing or anything contained in this Agreement, Metaphore and its Affiliates may use Confidential Information of Pfizer (including, for the avoidance of doubt, any Confidential Information received from Pharmacia Corporation or the Monsanto Company under the Collaborative Research Agreement) during and after the Term of this Agreement unless Metaphore terminates this Agreement pursuant to Section 5.3.

     8.6 Termination. If this Agreement is terminated or expires, neither Party shall disclose to any Third Party any reason for such termination or for not proceeding with this Agreement without the express written consent of the other Party, and the Parties shall agree upon statements for public disclosure, such agreement not to be unreasonably withheld or delayed.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                            ARTICLE 9: MISCELLANEOUS

     9.1 Assignment and Delegation. This Agreement shall not be assignable by either Party without the prior written consent of the other Party, except to an Affiliate or to any successor of the assigning Party, or in connection with the sale, merger or transfer of all or substantially all of its assets. Any transfer or assignment of this Agreement in violation of this Section 9.1 shall be null and void ab initio. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the Parties hereto and their respective permitted successors and assigns.

     9.2 Termination of Collaborative Research Agreement. The Parties hereby agree that the Collaborative Research Agreement is hereby terminated in its entirety immediately and automatically as of the Effective Date, and that notwithstanding any provisions of the Collaborative Research Agreement, no terms or conditions of such agreement shall survive termination thereof.

     9.3 Entire Agreement; Compliance. This Agreement, and the Exhibit attached hereto, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral, including the Collaborative Research Agreement.

     9.4 Amendments. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

     9.5 Governing Law. This Agreement shall be construed and the respective rights of the Parties hereto determined according to the substantive laws of the State of Delaware (other than with respect to its conflict of law rules), except matters of intellectual property law which shall be determined in accordance with the intellectual property laws of the United States or other jurisdiction relevant to the intellectual property in question. The United Nations Convention on Contracts for the International Sale of Goods shall have no application to this Agreement and is hereby excluded.

     9.6 Force Majeure. No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, the following:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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acts of God, acts or omissions of any government, any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof, equipment or machinery breakdown, strike, or any labor disturbance (regardless of the reasonableness of the demands of labor), civil commotions, regulations, or directions of any governmental entity, voluntary or mandatory compliance with any request of any governmental entity, facility shut down, voluntary or mandatory compliance with any request for material represented to be for purposes of (directly or indirectly) producing articles for national defense or national defense facilities, shortage of labor, fuel, power or raw materials, inability to obtain raw materials or supplies, failures of normal sources of supplies, inability to obtain or delays of transportation facilities, fire, storm, flood, earthquake, accident, explosion, sabotage, war, terrorism, rebellion, insurrection, riot, and invasion (or the threat of any of the foregoing), provided that (i) the affected Party shall promptly notify the other Party in writing, and (ii) such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

     9.7 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then such provision shall be of no effect, and, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction, and (c) the Parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision. To the extent permitted by applicable law, Pfizer and Metaphore hereby waive any provision of law that would render any provision hereof, prohibited or unenforceable in any respect.

     9.8 Notice. Any notices and communications hereunder shall be in writing in the English language, shall be deemed made and effective on receipt, and shall be sent either (i) in person, (ii) by registered or certified United States Mail, postage prepaid and return receipt requested, or (iii) by overnight courier service, and addressed to the Party to receive such notice or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                                                                  EXECUTION COPY

     Notices to Metaphore:

     Metaphore Pharmaceuticals, Inc.
     One Bridge Plaza, Suite 500
     Fort Lee, New Jersey 07024
     Attention: President and CEO

     Notices to Pfizer:                         with a copy to:

     Pfizer Global R&D Headquarters             Pfizer Global R&D Headquarters
     50 Pequot Avenue                           50 Pequot Avenue
     New London, Connecticut 06320              New London, Connecticut 06320
     Attention: Executive Vice President, PGRD  Attention: General Counsel, PGRD

Any Party may change its address by giving notice to the other Party in the manner herein provided.

     9.9 Independent Contractor. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed to create any relationship of agency, partnership or joint venture or any fiduciary relationship between the Parties or as authorization for either Pfizer, on the one hand, or Metaphore, on the other hand, to act as agent for the other. Neither Party shall have the authority to bind the other Party or the other Party's representatives in any way.

     9.10 Waiver. No failure on the part of Pfizer or Metaphore to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall operate to impair, prejudice, constitute or be deemed to constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver to any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. No waiver of this Agreement or any provision hereof shall be enforceable against any Party hereto unless in writing, signed by the Party against whom such waiver is claimed, and shall be limited solely to the one event.

     9.11 Interpretation. This Agreement has been prepared jointly and shall not be strictly construed against either Party. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof. In this Agreement, the singular shall include the plural and vice versa and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                                                                  EXECUTION COPY

the word "including" or "included" shall be deemed to be followed by the phrase "without limitation."

     9.12 No Third Party Beneficiaries. No person or entity other than Metaphore and Pfizer and Metaphore's Affiliates and permitted Sublicensees and assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

     9.13 License Survival During Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Paragraph 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Paragraph 101(35A) of the U.S. Bankruptcy Code. The Parties agree that Metaphore, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Pfizer including under the U.S. Bankruptcy Code, Metaphore shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, including Know-How, and the same, if not already in Metaphore's possession, shall be promptly delivered to Metaphore upon any such commencement of a bankruptcy proceeding upon written request therefore by Metaphore.

     9.14 Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

                                    * * * * *

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2. PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representative.

METAPHORE PHARMACEUTICALS, INC.         PFIZER INC.


By: /s/ Alan W. Dunton                  By: /s/ Alan R. Proctor
    ---------------------------------       -----------------------------------
Name: Alan W. Dunton, M.D.              Name: Alan R. Proctor
Title: President + CEO                  Title: VP. Strategic Alliances

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2. PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                                                                  EXECUTION COPY

                                    EXHIBIT A

                                  PATENT RIGHTS

                                Attached hereto.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2. PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

License Agreement between Metaphore Pharmaceuticals, Inc. and Pfizer Inc.


                                   Exhibit A

METAPHORE, INC.                                                     CONFIDENTIAL

                                    EXHIBIT A

                                  PATENT RIGHTS

COUNTRY          PATENT NO.   ISSUE DATE
-------          ----------   ----------

  ANALGESIC METHODS USING SYNTHETIC CATALYSTS FOR THE DISMUTATION OF SUPEROXIDE
                                    RADICALS

AUSTRALIA        733,415      8/30/2001
UNITED STATES    6,180,620    1/30/2001
UNITED STATES    6,214,817    4/10/2001
UNITED STATES    6,395,725    5/28/2002

         MANGANESE COMPLEXES OF NITROGEN-CONTAINING MACROCYCLIC LIGANDS
               EFFECTIVE AS CATALYSTS FOR DISMUTATING SUPEROXIDE

UNITED STATES    5,874,421    2/23/1999
UNITED STATES    6,204,259    3/20/2001
UNITED STATES    6,084,093    7/4/2000
UNITED STATES    5,637,578    6/10/1997
UNITED STATES    5,610,293    3/11/1997
AUSTRIA          0598753      3/18/1998
AUSTRALIA        661023       10/31/1995
BELGIUM          0598753      3/18/1998
SWITZERLAND      0598753      3/18/1998
GERMANY          69224839.0   3/18/1998
DENMARK          0598753      3/18/1998
SPAIN            0598753      3/18/1998
FRANCE           0598753      3/18/1998
UNITED KINGDOM   0598753      3/18/1998
GREECE           3027158      3/18/1998
ITALY            0598753      3/18/1998
JAPAN            3155552      2/2/2001
SOUTH KOREA      154346       7/9/1998
SOUTH KOREA      145953       5/6/1998
LUXEMBOURG       0598753      3/18/1998
NETHERLANDS      0598753      3/18/1998
PORTUGAL         0598753      3/18/1998
SWEDEN           0598753      3/18/1998
NEW ZEALAND      272364       6/17/1996
SOUTH AFRICA     92/5139      6/30/1993

         MANGANESE OR IRON COMPLEXES OF NITROGEN-CONTAINING MACROCYCLIC
           LIGANDS EFFECTIVE AS CATALYSTS FOR DISMUTATING SUPEROXIDE

UNITED STATES    6,525,041    2/25/2003

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED

METAPHORE, INC.                                                     CONFIDENTIAL

COUNTRY          PATENT NO.   ISSUE DATE
-------          ----------   ----------

     METHODS OF DIAGNOSTIC IMAGE ANALYSIS USING METAL COMPLEXES OF NITROGEN-
                         CONTAINING MACROCYCLIC LIGANDS

UNITED STATES    5,976,498    11/2/1999

    METHODS OF USE FOR PEROXYNITRITE DECOMPOSITION CATALYSTS, PHARMACEUTICAL
                              COMPOSITIONS THEREFOR

UNITED STATES    6,245,758    6/12/2001
NEW ZEALAND      285648       06/08/2000
MEXICO           215808       8/15/2003

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

METAPHORE, INC.                                                     CONFIDENTIAL

                               PATENT APPLICATIONS

COUNTRY          SERIAL NO.    FILING DATE
-------          ----------    -----------

  ANALGESIC METHODS USING SYNTHETIC CATALYSTS FOR THE DISMUTATION OF SUPEROXIDE
                                    RADICALS

AUSTRALIA        77024/00       9/14/2000
CANADA           2294155        6/15/1998
CANADA           2382105        9/14/2000
EPO              98929022.6     6/15/1998
EPO              00966722.1     9/14/2000
JAPAN            504593/1999    6/15/1998
JAPAN            2001-523400    9/14/2000
UNITED STATES    09/997,974(1)  11/30/2001
HONKONG          02108379.2     9/14/2000

   MANGANESE COMPLEXES OF NITROGEN-CONTAINING MACROCYCLIC LIGANDS EFFECTIVE AS
                      CATALYSTS FOR DISMUTATING SUPEROXIDE

CANADA           2072934           7/2/1992
IRELAND          922211            7/7/1992

 ANALYTICAL METHOD FOR THE DETECTION AND QUANTIFICATION OF SUPEROXIDE DISMUTASE
                     MIMETIC COMPOUNDS IN BIOLOGICAL FLUIDS

UNITED STATES    09/809,903        3/16/2001

    COMBINATION THERAPY OF AN SODM AND A CORTICOSTEROID FOR PREVENTION AND/OR
                        TREATMENT OF INFLAMMATORY DISEASE

WIPO             PCT/US02/20476(2) 6/26/2002

 METHODS OF DIAGNOSTIC IMAGE ANALYSIS USING BIOCONJUGATES OF METAL COMPLEXES OF
                     NITROGEN-CONTAINING MACROCYCLIC LIGANDS

UNITED STATES    10/405,044        4/1/2003

 COMPOSITIONS COMPRISING A CATALYSTS FOR THE DISMUTATION OF SUPEROXIDE AND USE
           OF THE COMPOSITION FOR PREVENTING AND TREATING HYPOTENSION

EUROPE           01977901.6        10/5/2001
AUSTRALIA        2001296984        10/5/2001
JAPAN            2002-532215       10/5/2001
CANADA           2425266           10/5/2001
UNITED STATES    10/398,705        4/7/2003

----------
(1)  Jointly owned by Pharmacia Corporation and Metaphore Pharmaceuticals, Inc.

(2)  Jointly owned by Monsanto Company and Metaphore Pharmaceuticals, Inc.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

METAPHORE, INC.                                                     CONFIDENTIAL

COUNTRY          SERIAL NO.    FILING DATE
-------------   ------------   -----------
             BIOMATERIALS MODIFIED WITH SUPEROXIDE DISMUTASE MIMICS

UNITED STATES   09/580007        5/26/2000
EUROPE          00932810.5       5/26/2000
CANADA          2374472          5/26/2000
JAPAN           2000-620999      5/26/2000

           METHODS OF USE FOR PEROXYNITRITE DECOMPOSITION CATALYSTS,
                     PHARMACEUTICAL COMPOSITIONS THEREFOR

BRAZIL          PI 9507643.3    05/09/1995
CANADA          2189528         05/09/1995
CHINA           95194075.9      05/09/1995
FINLAND         964537          05/09/1995
HUNGARY         P9603140        05/09/1995
JAPAN           529755/95       05/09/1995
UNITED STATES   09/930,433      08/15/2001

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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                         AMENDMENT TO LICENSE AGREEMENT

     This AMENDMENT TO LICENSE AGREEMENT ("Amendment") is made and entered into as of the 25th day of May, 2006 by and between ActivBiotics, Inc., a Delaware corporation with offices at 110 Hartwell Avenue, Lexington, Massachusetts 02421 (ActivBiotics Inc., together with its affiliates, "ABI"), and PFIZER INC., a Delaware corporation, with offices at 235 East 42nd Street, New York, New York 10017 (Pfizer Inc., together with its affiliates, "Pfizer"). ABI and Pfizer are each referred to herein individually, as a "Party" and collectively, as the "Parties".

                                   WITNESSETH:

     WHEREAS ABI (as the successor to Metaphore Pharmaceuticals, Inc., "Metaphore") and Pfizer are parties to that certain License Agreement dated December 19, 2003 ("License") granting an exclusive license to Metaphore to the Know How and Patent Rights defined in said License;

     WHEREAS Metaphore and Aeolus Pharmaceuticals, Inc. ("Aeolus") are engaged in a patent interference, Interference 105,388 pending before the Board of Patent Appeals and Interferences of the U.S. Patent and Trademark Office (the "interference"), declared November 23, 2005 between Stern et al, U.S. Pat. Reissue Appln. No. 09/930,433, based on U.S. Pat. No. 6,245,758 (owned by Pfizer, party in interest Metaphore) and Fridovich et al, U.S. Pat. No. 6,103,714 (owned by Duke University, parties in interest, Duke University and Aeolus Pharmaceuticals, Inc.);

     WHEREAS ABI, upon acquisition of Metaphore, desired to terminate the interference with Aeolus and sought Pfizer's approval to settle with Aeolus by abandoning U.S. Pat. Reissue Appln. No. 09/930,433, reviving U.S. Pat. No. 6,245,758 (the "758 patent"), and agreeing to a mutual release and cross-license with Aeolus; and

     WHEREAS ABI sought Pfizer's further approval to accept a proposed settlement payment and a capped royalty from Aeolus based on net sales of any products and/or services sold by Aeolus, and/or its sub-licensees, for which products and/or services are covered by any claims contained in U.S. Pat. No. 6,245,758 and seeks to amend the License to accommodate the settlement terms.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     With Pfizer's agreement to the settlement terms of the interference between ABI and Aeolus, Pfizer and ABI agree to add new subsection Section 3.1.1 to the Royalties section of the Agreement to describe the special royalty terms for products subject to the interference:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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    3.1.1 Special Compensation from ABI in Regard to Patent Interference
          Settlement with Aeolus Pharmaceuticals, Inc. ABI agrees to share any revenue, whether in the form of a royalty, a milestone payment, or any other form of compensation, received from Aeolus based on compounds arising out of the '758 patent, or on any agreement involving the settlement of the interference, on a [***] basis. The terms of the settlement between ABI and Aeolus are set forth in Exhibit B. Any modification of the terms of the interference settlement would require Pfizer's prior written approval.

The remaining terms and conditions set forth in the Agreement will remain in full force and effect and binding on ABI and Pfizer.

                                      *****

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representative.

ACTIVBIOTICS, INC.                      PFIZER INC.


By: /s/ Steven C. Gilman, Ph.D.         By: /s/ B. J. Bormann, Ph.D.
    ---------------------------------       ------------------------------------
Name: Steven C. Gilman, Ph.D.           Name: B. J. Bormann, Ph.D.
Title: President & CEO                  Title: Vice President, PGRD

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.